                             BASIC LEASE INFORMATION

Lease Date:                December 31, 1997

Tenant and its Address:    DEY LABORATORIES, L.P.
                           2751 Napa Valley Corporate Drive
                           Napa, California 94558

With a copy to:            Coudert Brothers
                           1114 Avenue of the Americas
                           New York, New York 10038-7703
                           Attention:  Gerard V. Hannon, Esq.

Guarantor:                 DEY LABORATORIES, INC.
                           2751 Napa Valley Corporate Drive
                           Napa Valley, California 94558

With a copy to:            Coudert Brothers
                           1114 Avenue of the Americas
                           New York, New York 10038-7703
                           Attention:  Gerard V. Hannon, Esq.

Landlord and its Address:  EBP 2, LTD.
                           455 Market Street
                           17th Floor
                           San Francisco, California 94105
                           Attention:  Robert A. Dobbin, Esq.

Premises:                  Approximately 124,798 square feet

Land Description:          Approximately 6.166 acre tract of land in Allen,
                           Collin County, Texas, as more particularly described in Exhibit A attached hereto and incorporated herein

Project Description:       The Land, the Building and all other improvements, if
                           any, located on the Land

Building Description:      One story industrial building

Permitted Use:             Warehouse, light assembly, and distribution center
                           with related office use

Scheduled Term
Commencement Date:         May 1, 1998

Length of Term:            Eighty-Four (84) Months, commencing upon the Term
                           Commencement Date and ending eighty-four (84) months thereafter (subject to extension if the Term
                           Commencement Date does not occur on the first day of a calendar month as provided in Section 2.1(a)).

Rent:

         Base Rent:        $554,000 per annum, years 1 - 5
                           $636,500 per annum, years 6 - 7
                           $636,500 per annum, first Extension Term
                           $732,500 per annum, second Extension Term

         (Estimated) Basic Operating Costs:  $43,679.30 per annum

         (Estimated) Taxes:           $81,118.70 per annum

         (Estimated) Insurance Costs: $6,239.90 per annum

Proportionate Share                   one hundred percent (100%)

Security Deposit:                     $25,000.00 (plus accrued interest as
                                      provided in Article 11)

Exhibits:                             A - Legal Description of the Land
                                      B - General Outline of the Building,
                                           Project and Premises
                                      B-1 - Outline Specifications
                                      C - Sign Criteria
                                      Guaranty of Lease

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

                           SCHEDULE OF DEFINED TERMS

Additional Space                    -                Article 19
Additional Work                     -                Section 2.6
Allowance                           -                Section 2.6
Bankruptcy Event                    -                Section 16.6
Base Rent                           -                Basic Lease Information
Basic Operating Charges             -                Section 5.1
Basic Operating Cost Adjustment     -                Section 5.7
Basic Operating Costs               -                Section 5.1
Building                            -                Section 1.1
Cancellation Notice                 -                Section 2. 1 (a)
Capital Costs                       -                Section 5. 1 (g)
Common Areas                        -                Section 1.2
Debtor                              -                Section 16.6(a)
Environmental Laws                  -                Section 3.4(b)
Environmental Requirements          -                Section 3.4(c)
Environmental Taxes                 -                Section 3.4(i)
Estimated Basic Operating Cost      -                Section 5.6
Event of Default                    -                Section 16.1
Expiration Date                     -                Section 20.18
Extension Term                      -                Section 2.1(b)
Force Majeure Delays                -                Section 2.3
Governmental Authorities            -                Section 3.4(a)
Governmental Requirements           -                Section 3.3
Guarantor                           -                Basic Lease Information
Guaranty                            -                Section 10.3
Hazardous Materials                 -                Section 3.4(a)
Hazardous Use                       -                Section 3.4(e)
Improvements                        -                Section 2.4
Initial Term                        -                Section 2. 1 (a)
Interior Drawings                   -                Section 2.3(c)
Interior Improvements               -                Section 2.3(c)
Land                                -                Basic Lease Information
Landlord                            -                Introduction
Lease                               -                Introduction
Length of Term                      -                Basic Lease Information
Losses                              -                Section 3.6
New Premises                        -                Article 17
Outline Specifications              -                Section 2.3(a)
Permitted Expenses                  -                Section 2.6
Permitted Use                       -                Basic Lease Information
Premises                            -                Section 1.1
Project                             -                Section 1.1
Proportionate Share                 -                Basic Lease Information
Reimbursable Costs                  -                Section 16.2(b)(ii)
Release                             -                Section 3.4(d)
Report                              -                Section 3.4(f)

Scheduled Term Commencement Date    -                Basic Lease Information
Security Deposit                    -                Basic Lease Information
Shell Building                      -                Section 2.3(a)
Shell Plaza                         -                Section 2.2(b)
Substantial Completion              -                Section 2.5
Taxes                               -                Section 5.1 (a)
Tenant                              -                Introduction
Tenant's Parties                    -                Section 3.4(e)
Term                                -                Section 2.1(c)
Term Commencement Date              -                Basic Lease Information

                                TABLE OF CONTENTS


                                                                           PAGE

ARTICLE  1:  PROJECT.......................................................  1
         1.1      Premises Described.......................................  1
         1.2      Common Areas.............................................  1
                  (a)      Common Areas-Changes............................  1
                  (b)      Common Area Maintenance.........................  2

ARTICLE  2:  TERM, CONSTRUCTION, POSSESSION AND LEASE COMMENCEMENT.........  2
         2.1      Term.....................................................  2
                  (a)      Initial Term....................................  2
                  (b)      Extension Option................................  2
                  (c)      Term............................................  3
         2.2      Term Commencement Date...................................  3
         2.3      Plans....................................................  3
                  (a)      Outline Specifications..........................  3
                  (b)      Shell Plans.....................................  3
                  (c)      Interior Drawings...............................  3
                  (d)      Changes.........................................  3
         2.4      Construction of Improvements.............................  4
         2.5      Substantial Completion...................................  4
         2.6      Allocation of Construction Costs.........................  5
         2.7      Early Entry by Tenant....................................  5

ARTICLE  3:  USE...........................................................  5
         3.1      Permitted Use............................................  5
         3.2      Objectionable Actions....................................  5
         3.3      Compliance with Law......................................  6
         3.4      Hazardous Materials......................................  6
                  (a)      Hazardous Materials Defined.....................  6
                  (b)      Environmental Laws Defined......................  6
                  (c)      Environmental Requirements Defined..............  7
                  (d)      Release Defined.................................  7
                  (e)      Use of Hazardous Materials......................  7
                  (f)      Hazardous Materials Report; When Required.......  7
                  (g)      Hazardous Materials Report; Contents............  8
                  (h)      Release of Hazardous Materials: Notification
                              and Cleanup..................................  8
                  (i)      Inspection and Testing by Landlord..............  9
                  (j)      Other Taxes.....................................  9
         3.5      Compliance with Rules.................................... 10
         3.6      Indemnities.............................................. 10

ARTICLE  4:  RENT.......................................................... 10
         4.1      Payment.................................................. 10
         4.2      Late Payments............................................ 11

ARTICLE  5: TAXES AND INSURANCE, BASIC OPERATING COSTS..................... 11

                                       i
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
         5.1      Basic Operating Costs.................................... 11
         5.2      [Intentionally Deleted].................................. 13
         5.3      Base Year Increases in Taxes and Insurance Costs......... 13
                  (a)      Taxes........................................... 13
                  (b)      Insurance Costs................................. 13
         5.4      Proportionate Share...................................... 13
         5.5      Standard................................................. 13
         5.6      Payment of Estimated Basic Operating Cost................ 13
         5.7      Computation of Basic Operating Cost Adjustment........... 14
         5.8      [Intentionally Deleted]
                  ......................................................... 14
         5.9      Tenant Audit............................................. 14
         5.10     Disputes................................................. 14
         5.11     Tenant's Taxes........................................... 15

ARTICLE  6:   INSURANCE AND INDEMNIFICATION................................ 15
         6.1      Casualty Insurance....................................... 15
         6.2      Liability Insurance...................................... 15
         6.3      Indemnification.......................................... 16
         6.4      Waiver of Subrogation.................................... 16

ARTICLE  7:   REPAIRS, SERVICES & MAINTENANCE.............................. 16
         7.1      Landlord's Obligations................................... 16
         7.2      Tenant's Obligations..................................... 17
         7.3      Utilities................................................ 17
         7.4      Liens.................................................... 18

ARTICLE  8:   ALTERATIONS AND SIGNS........................................ 18
         8.1      Alterations.............................................. 18
                  (a)      Performance..................................... 19
                  (b)      Removal......................................... 19
                  (c)      Costs........................................... 19
                  (d)      Plans........................................... 19
         8.2      Signs.................................................... 19

ARTICLE  9:   INSPECTION AND NOTICES....................................... 19

ARTICLE  10:  LENDER AND FINANCING PROVISIONS.............................. 20
         10.1     Subordination............................................ 20
         10.2     Financial Statements..................................... 20
         10.3     Estoppel Certificates.................................... 20

ARTICLE  11:  SECURITY DEPOSIT............................................. 21

ARTICLE  12:  ASSIGNMENT AND SUBLETTING.................................... 21
         12.1     Consent Required......................................... 21
         12.2     Bonus Rent............................................... 21
         12.3     [Intentionally Deleted].................................. 22
         12.4     Other Transfers.......................................... 22
         12.5     No Release............................................... 22

                                       ii


ARTICLE  13:  CONDEMNATION................................................. 22
         13.1     Substantial Taking....................................... 22
         13.2     Partial Taking........................................... 22
         13.3     Award.................................................... 22

ARTICLE  14:  CASUALTY DAMAGE.............................................. 22
         14.1     Casualty................................................. 22
         14.2     Minor Damage............................................. 23
         14.3     Partial Damage........................................... 23
         14.4     Major Damage............................................. 24
         14.5     Lender Requirements...................................... 24
         14.6     [Intentionally Deleted].................................. 24
         14.7     [Intentionally Deleted].................................. 24
         14.8     Repair Costs............................................. 24

ARTICLE  15:  HOLDING OVER................................................. 24

ARTICLE  16:  DEFAULT...................................................... 25
         16.1     Events of Default........................................ 25
                  (a)      Abandonment..................................... 25
                  (b)      Nonpayment of Rent.............................. 25
                  (c)      Other Obligations............................... 25
                  (d)      General Assignment.............................. 25
                  (e)      Receivership.................................... 25
                  (f)      Attachment...................................... 25
                  (g)      Repudiation of the Guaranty..................... 25
         16.2     Rights and Remedies Upon Default......................... 25
                  (a)      Remedies Upon Default........................... 25
                  (iii) Landlord Performance of Tenant's Obligations ...... 26
                  (b)      Tenant Payments................................. 26
                  (c)      Measure of Certain Damages...................... 27
                  (d)      No Election of Remedies......................... 27
                  (e)      [Intentionally Deleted]......................... 27
         16.3     Late Charge.............................................. 27
         16.4     Interest................................................. 27
         16.5     Remedies Cumulative...................................... 27
         16.6     Bankruptcy............................................... 28
ARTICLE  17:  EXPANSION.................................................... 28

ARTICLE  18:  TRANSFERS BY LANDLORD AND CURE RIGHTS........................ 28
         18.1     Transfer by Landlord..................................... 28
         18.2     Cure Rights.............................................. 29
         18.3     Waiver of Certain Damages................................ 29

ARTICLE  19:  INTENTIONALLY DELETED........................................ 29

ARTICLE  20:  MISCELLANEOUS................................................ 29
         20.1     Limitation............................................... 29
         20.2     Quiet Enjoyment.......................................... 29


         20.3     Waiver................................................... 29
         20.4     Notices.................................................. 30
         20.5     Attorneys' Fees.......................................... 30
         20.6     Successors and Assigns................................... 30
         20.7     Force Majeure............................................ 30
         20.8     Reference................................................ 30
         20.9     Time of the Essence...................................... 30
         20.10    Governing Law ........................................... 30
         20.11    Integration ............................................. 30
         20.12    Modifications ........................................... 31
         20.13    Severability ............................................ 31
         20.14    Counterparts ............................................ 31
         20.15    Lease Effective Date .................................... 31
         20.16    Brokers ................................................. 31
         20.17    Additional Architectural Fees ........................... 31
         20.18    Offer ................................................... 31

                                    NET LEASE

         THIS NET LEASE (this "Lease") is made as of December 31, 1997, by and between EBP 2, LTD., a Texas limited partnership ("Landlord") and DEY LABORATORIES, L.P., a Delaware limited partnership ("Tenant").

                               ARTICLE 1: PROJECT

         1.1 Premises Described. Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereafter set forth, those premises (the "Premises") outlined in Exhibit B and described in the Basic Lease Information. The Premises may be all or part of the building (the "Building") or of the project (the "Project"), which may consist of more than one building. The Building and Project are highlighted on Exhibit B. The legal description for the Land is set forth in Exhibit A.

         1.2 Common Areas. The term "Common Areas" as used herein means all areas and facilities outside the Premises, and within the exterior boundaries of the Project, that are provided and designated by Landlord from time to time for the general non-exclusive use and convenience of Tenant and of other tenants of Landlord having the common use of such areas, and their respective authorized representatives and invitees. Common Areas include, without limitation, driveways, parking areas, sidewalks, and landscaped areas, all as generally described or shown on Exhibit B attached hereto. Exhibit B is tentative, and Landlord reserves the right to make alterations and changes thereto from time to time (provided, however, that Landlord shall not, without Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed, reduce the total parking spaces for the Premises to include less than one hundred and seventy (170) spaces). Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the Term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Building or the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas.

                  (a) Common Areas-Changes. Landlord shall have the right, in Landlord's sole discretion, and upon prior notice to Tenant (except in the event of emergency for which no notice shall be required) from time to time:

                           (1) To make changes and reductions to the Common
                  Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways (provided, however, that Landlord shall not make any changes
                  (A) to the parking spaces to reduce the total parking spaces for the Project below 170 spaces, (B) to the parking areas or loading or unloading areas adjacent to the Premises, or (C) which reduce the Common Area by more than twenty percent (20%), without in any such case obtaining Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed);

                           (2) To close temporarily any of the Common Areas for
                  maintenance purposes so long as reasonable access to the Premises remains available;

                           (3) To designate other land outside the boundaries of
                  the Building to be a part of the Common Areas;

                           (4) To add additional improvements to the Common
                  Areas;

                           (5) To use the Common Areas while engaged in making
                  additional improvements, repairs or alterations to the Building or Project, or any portion thereof; and

                           (6) To do and perform such other acts and make such
                  other changes in, to or with respect to the Common Areas and Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

                  (b) Common Area Maintenance. Landlord shall, in Landlord's sole discretion, maintain the Common Areas (subject to reimbursement pursuant to this Lease), and establish and enforce reasonable rules and regulations concerning such areas, so long as such rules and regulations are not applied by Landlord in a discriminatory manner with respect to tenants of the Project.

        ARTICLE 2: TERM, CONSTRUCTION, POSSESSION AND LEASE COMMENCEMENT

         2.1      Term.

                  (a) Initial Term. The Initial Term (herein so called) of this Lease shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of a calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date. If the Term Commencement Date is other than the first day of a calendar month, the first month shall include the remainder of the calendar month in which the Term Commencement Date occurs plus the first full calendar month thereafter, and the monthly Base Rent for such first month shall include the full monthly rent for the first full calendar month plus monthly rent for the partial month in which the Term Commencement Date occurs, prorated on a daily basis at the monthly rent provided for the first calendar month.

                           Notwithstanding the foregoing, and so long as no
Event of Default has occurred and is continuing, Tenant may, upon not less than one hundred and eighty (180) days prior written notice (the "Cancellation Notice"), cancel the Initial Term as of June 1, 2003. Once given, the Cancellation Notice shall be irrevocable. Upon timely receipt of the Cancellation Notice, the Initial Term shall terminate on June 1, 2003. and from and after said date tenant shall have no obligations for the balance of the initial term as cancelled, including any rent obligations (addition initiated 1/8/98 and 1/9/97(sic)).

                  (b) Extension Option. So long as this Lease is in full force and effect, and no Event of Default has occurred hereunder, Tenant shall have the right and option to extend the Initial Term of this Lease for two (2) additional terms of thirty-six (36) months (the "Extension Term"). Each such extension of the Initial Term shall be on the same terms, covenants and conditions as provided for in this Lease for the Initial Term, except that the Base Rent during each Extension Term shall be at the applicable Base Rent as provided in the Basic Lease Information. This option shall not be available if Tenant assigns this Lease to any person or entity other than an affiliate of Tenant. Notice of Tenant's intention to exercise this option must be given to Landlord in writing not less than nine (9) months prior to the expiration of the Initial Term or the immediately preceding Extension Term, as applicable, of this Lease. In the event the Tenant fails to deliver such written notice within the time period set forth above, Tenant's right to extend the Initial Term of the immediately preceding Extension Term, as applicable, shall expire and be of no further force and effect.

                  (c) Term. The Term (herein so called) shall refer to the Initial Term and, if all conditions thereto as set forth herein are timely satisfied, the Extension Term.

         2.2 Term Commencement Date. The "Term Commencement Date" shall be the earlier of the date on which (a) subject to Section 2.7 hereof, Tenant takes possession of some or all of the Premises, or (b) Substantial Completion shall have occurred. Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises and a confirmation of the number of square feet in the Premises and the Building.

         2.3      Plans.

                  (a) Outline Specifications. Attached as Exhibit B-1 are the preliminary site plans and outline specifications and elevations for the construction of the shell of the Building (the "Shell Building") which are hereby approved by Landlord and Tenant (the "Outline Specifications").

                  (b) Shell Plans. Landlord shall cause to be prepared all plans and specifications for the improvements depicted on the Outline Specifications, including, without limitation, working drawings, construction drawings, electrical, plumbing and mechanical drawings necessary to construct the Shell Building ("Shell Plans"). The Shell Plans shall be prepared in accordance with the Outline Specifications.

                  (c) Interior Drawings. Landlord shall cause to be prepared (at Tenant's cost as provided below) the "Interior Drawings" (herein so called) for the interior improvements (the "Interior Improvements") to be constructed in the Shell Building, which shall include all construction drawings, plans, documents and mechanical, electrical, and plumbing drawings necessary to construct the Interior Improvements and shall be accompanied by an estimate of the cost of constructing the Interior Improvements. The Interior Drawings shall provide for Interior Improvements to be constructed in accordance with Landlord's standard finish specifications. The initial Interior Drawings shall be delivered to Tenant as soon as reasonably practicable after preparation of the Shell Plans. Tenant shall notify Landlord whether it approves of the submitted Interior Drawings within ten (10) days after Landlord's submission thereof. If Tenant disapproves of such Interior Drawings, then Tenant shall notify Landlord thereof specifying in detail the reasons for such disapproval, in which case, Landlord shall correct the submitted Interior Drawings and deliver them to Tenant for its approval within ten (10) days after Landlord receives Tenant's notice disapproving the submitted drawings. Tenant shall have ten (10) days to approve or disapprove any resubmitted Interior Drawings (provided that Tenant may not disapprove of any resubmitted Interior Drawings for any reason other than based on objections made to the Interior Drawings which were initially submitted to Tenant), and Landlord shall have five (5) days to correct any such resubmitted Interior Drawings disapproved by Tenant. This process shall be repeated until the Interior Drawings have been finally approved. If Tenant fails to notify Landlord that it disapproves of the initial Interior Drawings within ten (10) days or any resubmitted Interior Drawings within ten (10) days after the submission thereof, then Tenant shall be deemed to have approved the Interior Drawings. At least eighty percent (80%) of the rentable area of the Premises must be finished out as open-to-the-deck, air conditioned warehouse space, unless Landlord agrees otherwise in writing.

                  (d) Changes. After approval of the Interior Drawings, Landlord and Tenant shall initial the plans in question. Tenant may from time to time make changes to the Interior Drawings by delivering written notice to Landlord, specifying in detail the requested change. If Tenant requests any changes to any submitted Interior Drawings that relate to matters other than changes necessary to conform such drawings to the Outline Specifications or requests any changes to the approved Interior Drawings, then (i) such changes shall require Landlord's approval, (ii) Tenant shall pay all additional costs in designing and constructing the Improvements as a result of any such changes before any such changes will be made, and (iii) all delays in designing and constructing the Improvements caused by such changes shall not delay the Term Commencement Date.

         2.4 Construction of Improvements. Landlord shall diligently construct the Shell Building and the Interior Improvements in accordance with the Shell Plans and the Interior Drawings in a good and workmanlike manner using materials specified in the Shell Plans and Interior Drawings and in compliance with Law. The Shell Building and Interior Improvements are collectively referred to as the "Improvements." Landlord assumes no liability for special, consequential, or incidental damages of any kind whatsoever in connection with the design or construction of the Improvements except with respect to actual damages incurred by Tenant and caused solely by the negligence or willful misconduct of Landlord, and makes no representations, warranties, or guaranties regarding the same, expressed or implied, including, without limitation, warranties of merchantability, fitness for a particular purpose, or of habitability, except as expressly set forth herein. Landlord shall competitively bid the work for all Interior Improvements to at least three (3) qualified contractors; provided, however, that one of such qualified contractors may be selected by Tenant so long as the contractor selected by Tenant meets Landlord's criteria for a qualified contractor.

         2.5 Substantial Completion. "Substantial Completion" shall occur when the Improvements are substantially completed as certified by the architect preparing the Shell Plans utilizing AIA document G704. Certificate of Substantial Completion, and Landlord has obtained all requisite governmental approvals relating to substantial completion such that Tenant may lawfully occupy the Building. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping, and mechanical adjustments remain to be completed by Landlord. When the Certificate of Substantial Completion is issued, Landlord and the architect shall prepare a punch list of incomplete, minor, detail items and Landlord shall use all reasonable efforts to complete such items within thirty (30) days after the Certificate of Substantial Completion is issued, except as to such items that, by their nature, will take a longer period to complete as set forth in the punch list. "Force Majeure Delay Days" means the number of days of delay for Substantial Completion caused by Force Majeure Events. "Force Majeure Event" means any strike, riot, act of God, shortage of labor or materials, war, governmental law, regulation, or restriction, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord. "Tenant Delay Days" means the number of days of delay for Substantial Completion caused by (a) any acts of a Tenant Party, (b) changes requested by Tenant in the approved Interior Drawings, or (c) any specifications by Tenant of materials or installations which are not readily available. If Substantial Completion is delayed because of Tenant Delay Days, then the Term Commencement Date shall not be extended, but rather shall start on the date on which Substantial Completion would have occurred but for such Tenant Delay Days. As a clarification to the foregoing, and notwithstanding the provisions of Section 2.3(c) hereof setting forth certain review and response periods with respect to the Interior Drawings, if Tenant for any reason fails to deliver to Landlord, on or before Friday, January 9, 1998, preliminary plans for the Interior Improvements ("Tenant's Preliminary Plans") in form reasonably satisfactory for Landlord to prepare (or cause its architect to prepare) the Interior Drawings, each day after January 9, 1998, for which Tenant fails to furnish Tenant's Preliminary Plans to Landlord shall be a Tenant Delay Day for purposes of determining the Term Commencement Date hereunder; if Tenant for any reason fails to approve Landlord's initial Interior Drawings (prepared in accordance with Tenant's Preliminary Plans) within five (5) business days after the date Landlord delivers such initial Interior Drawings to Tenant, each day after such fifth day until Tenant finally approves the Interior Drawings shall be a Tenant Delay Day for purposes of determining the Term Commencement Date hereunder; and if Tenant at any time after submission of Tenant's Preliminary Plans to Landlord changes any item with respect to the Tenant's Preliminary Plans, the number of days of delay caused thereby shall constitute Tenant Delay Days for purposes of determining the Term Commencement Date hereunder.

         2.6 Allocation of Construction Costs. Landlord shall design and construct the Shell Building, and all costs incurred in connection therewith shall be at Landlord's expense, other than costs relating to the Interior Drawings. The costs relating to the Interior Drawings, and, except as provided in the preceding sentence, all other work required to design and construct the Interior Improvements, including the costs of Tenant's signs (the "Additional Work") shall be performed at Tenant's expense. Landlord shall provide to Tenant an allowance (the "Allowance") of $805,189. The Allowance may be applied toward the expenses for the Additional Work (including design costs for the Interior Drawings) (the "Permitted Expenses"), without duplication of costs. However, a minimum of $715,000 must be applied towards Additional Work for the Premises. Tenant shall pay to Landlord 100% of the amount by which the estimated cost of designing and constructing the Additional Work exceeds the Allowance (the "Tenant Deficit"), which amount shall be payable as and when payments are required to be made to third parties for such Additional Work. Landlord shall have no obligation to commence or continue the Additional Work unless and until Tenant pays to Landlord the Tenant Deficit at the time(s) set forth above. If the actual cost of the Additional Work is less than the Allowance, monthly Base Rent will be reduced by an amount determined by dividing (a) the amount by which the Allowance exceeds the actual costs of the Additional Work, by (b) the number of remaining months in the Initial Term of this Lease from and after the date the amount of such excess is determined.

         2.7 Early Entry by Tenant. Tenant may enter the Shell Building before the Term Commencement Date with Landlord's prior consent (which shall not be unreasonably withheld) to perform work therein, provided that (a) Landlord is given prior written notice of any such entry, (b) such entry shall be coordinated with Landlord and shall not interfere with Landlord's work, (c) Tenant shall deliver to Landlord evidence that any insurance required by Landlord has been obtained, and (d) Tenant shall pay all utility charges reasonably allocable to Tenant by Landlord in connection with such early entry. Any such entry shall be on the terms of this Lease, but no rent shall accrue in respect of Base Rent or Basic Operating Charges during the period that Tenant so enters the Premises. Tenant shall conduct its activities therein so as not to interfere with Landlord's construction activities, and shall do so at its risk and expense. If, in Landlord's judgment, Tenant's activities therein interfere with Landlord's construction activities, Landlord may terminate Tenant's right to enter the Premises before the Term Commencement Date.

                                 ARTICLE 3: USE


                  3.1 Permitted Use. Tenant shall use the Project for the Permitted Use and for no other use or purpose without prior written consent of Landlord. Tenant and its employees, customers, visitors, and licensees shall have the non-exclusive right to use the Project, in common with other parties occupying the Building or Project, the parking areas and driveways of the Project, subject to such reasonable rules and regulations as Landlord may from time to time prescribe, so long as such rules and regulations are not applied by Landlord in a discriminatory manner with respect to tenants of the Project.

                  3.2 Objectionable Actions. Tenant shall not permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Project, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any owner, tenant, invitee or licensee of any adjacent property or unreasonably interfere with their use of their respective premises. Tenant shall not use or allow the Project to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Project. Tenant shall not commit or suffer the commission of any waste in, on or about the Project. Tenant shall not allow any sale by auction upon the Project, or place any loads upon the floors, walls or ceilings which endanger the structure, or place any harmful liquids in the drainage system of, the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain on the Project except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Tenant shall not do or permit anything to be done in, on or about the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Building or Project, or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner.

         3.3 Compliance with Law. Tenant, shall, at its sole cost and expense, comply with all local, state and federal statutes, laws, rules, regulations, ordinances, mandates and requirements now in force, or which may hereafter be in force, whether foreseeable or unforeseeable, because of the manner of use of the Project (collectively, the "Governmental Requirements"), and shall faithfully observe in the use or occupancy of the Project all Governmental Requirements including, without limitation, the Environmental Laws (as hereinafter defined), and the Americans with Disabilities Act, 42 U.S.C. (ss) 12101-12213 (and any rules, regulations, restrictions, guidelines, requirements or publications now or hereafter promulgated or published pursuant thereto) and the Texas Elimination of Architectural Barriers Act, whether or not any of the foregoing were foreseeable or unforeseeable at the time of the execution of this Lease. Tenant's obligation to comply with and observe the Governmental Requirements shall apply regardless of whether such Governmental Requirements regulate or relate to Tenant's particular use of the Project or regulate or relate to the use of premises in general, and regardless of the cost thereof. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that any such Governmental Requirement pertaining to the Project has been violated, shall be conclusive of that fact as between Landlord and Tenant.

         3.4      Hazardous Materials.

                  (a) Hazardous Materials Defined. As used herein, the term "Hazardous Materials" means any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not air-borne) (i) the presence or Release of which requires reporting, investigation or remediation under any Environmental Requirement, (ii) which is defined or listed as a "hazardous waste", "hazardous substance", "extremely hazardous waste", "restricted hazardous waste", "hazardous material", "toxic substance", or other similar or related term under any Environmental Law, (iii) which is toxic, radioactive, or otherwise classified as hazardous or toxic and is or becomes regulated by any governmental authority, the United States of America, or any subdivision of the foregoing, or any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over the Property or any occupant or user of the Property (collectively, the "Governmental Authorities") as a threat to human health or the environment, (iv) the presence of which on the Project causes or threatens to cause a nuisance upon the Project or to adjacent property, (v) the presence of which on adjacent properties could constitute a trespass by Landlord or Tenant, (vi) which is asbestos, (vii) which is polychlorinated biphenyls, or (viii) which contains petroleum or any petroleum-derived product.

                  (b) Environmental Laws Defined. As used herein, the term "Environmental Laws" means all statutes and ordinances of any Governmental Authority and relating to the protection of human health and the environment, whether now existing or hereafter adopted, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Solid Waste Disposal Act, as amended (42 U.S.C. Section 6901 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.), the Atomic Energy Act, as amended (42 U.S.C. Section 2014 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act, as amended (7 U.S.C. Section 136, et seq.), the Oil Pollution Act of 1990, as amended (33 U.S.C. Section 2701, et seq.), the Emergency Planning and Community Right-to-Know Act of 1986, as amended (42 U.S.C. Section 11001, et seq.), the Texas Water Code, as amended, and the Texas Health and Safety

Code, as amended, and the regulations adopted and publications from time to time promulgated pursuant to any of the foregoing.

                  (c) Environmental Requirements Defined. As used herein, the term "Environmental Requirements" means all applicable present and future Environmental Laws and all rules, regulations, orders, decrees, permits, licenses, concessions, franchises, or other restrictions or requirements of any Governmental Authority relating to protection of human health or the environment and all applicable judicial, regulatory, or administrative decisions, decrees, judgments, or orders thereunder.

                  (d) Release Defined. As used herein, the term "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers or other closed receptacles containing any Hazardous Substance).

                  (e) Use of Hazardous Materials. Tenant agrees that during the Term of this Lease, there shall be no use, presence, disposal, use, storage, generation, processing, removal, disposal, leakage,treatment, manufacture, import, handling, processing, Release, or threatened Release of Hazardous Materials on, from or under the Building or Project (individually and collectively, "Hazardous Use") by Tenant or any of its directors, officers, members, managers, partners, employees, shareholders, invitees, agents, contractors or occupants (collectively, "Tenant's Parties"), except to the extent that, and in accordance with such conditions as, Landlord may have previously approved in writing in its sole and absolute discretion. It is further agreed that Tenant shall be entitled to use and store only those Hazardous Materials which are (i) set forth in a list prepared by Tenant and approved in writing by Landlord (and which list may in any event include asthma medication and inhalers and other pharmaceuticals held at the Premises for distribution for human consumption in the ordinary course of Tenant's business and in accordance with all Governmental Requirements), (ii) necessary for Tenant's business, but then only in the amounts and for the purposes previously disclosed in writing to and approved in writing by Landlord, and (iii) in full compliance with Environmental Requirements, and all judicial and administrative decisions pertaining thereto. Tenant shall not be entitled to install any tanks under, on or about the Building or Project for the storage of Hazardous Materials without the express written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. For the purposes of this
Section 3.4(e), the term "Hazardous Use" shall include Hazardous Use(s) on, from or under the Building or Project by Tenant or any of Tenant's Parties, whether known or unknown to Tenant.

                  (f) Hazardous Materials Report: When Required. Tenant shall submit to Landlord a written report with respect to Hazardous Materials ("Report") in the form prescribed in Subsection (g) below on the following dates:

                           (i)      At any time within thirty (30) days after
written request by Landlord, but in no event more than twice in any twelve (12) month period; and

                           (ii)     At any time when there has been a violation
of any Environmental Requirement, or in connection with any proposed request for Landlord's consent to any change in the list of materials previously approved in writing by Landlord or for an increase in the intensity of usage or storage of such previously approved materials.

                  (g) Hazardous Materials Report: Contents. The Report shall contain, without limitation, the following information:

                           (i)      Whether on the date of the Report and (if
applicable) during the period since the last Report there has been any Hazardous Use on, from or under the Project.

                           (ii)     If there was such Hazardous Use, the exact
identity of the Hazardous Materials, the dates upon which such materials were brought upon the Project, the dates upon which the Hazardous Materials were removed therefrom, and the quantity, location, use and purpose thereof.

                           (iii)    If there was such Hazardous Use, any
governmental permits maintained by Tenant with respect to such Hazardous Materials, the issuing agency, original date of issue, renewal dates (if any) and expiration date. Copies of any such permits and applications therefor shall be attached.

                           (iv)     If there was such Hazardous Use, any
governmental reporting or inspection requirements with respect to such Hazardous Materials, the governmental agency to which reports are made and/or which conducts inspections, and the dates of all such reports and/or inspections (if applicable) since the last Report. Copies of any such Reports shall be attached.

                           (v)      If there was such Hazardous Use,
identification of any operation or business plan prepared for any government agency with respect to Hazardous Use.

                           (vi)     Any liability insurance carried by Tenant
with respect to Hazardous Materials, the insurer, policy number, date of issue, coverage amounts, and date of expiration. Copies of any such policies or certificates of coverage shall be attached.

                           (vii)    Any notices of violation of Environmental
Requirements, written or oral, received by Tenant from any governmental agency since the last Report, the date, name of agency, and description of violation. Copies of any such written notices shall be attached.

                           (viii)   Any knowledge, information or communication
which Tenant has acquired or received relating to (1) any enforcement, cleanup, removal or other governmental or regulatory action threatened or commenced against Tenant or with respect to the Project pursuant to any Environmental Requirements; (2) any claim made or threatened by any person or entity against Tenant or the Project on account of any alleged loss or injury claimed to result from any alleged Hazardous Use on or about the Project; or (3) any report, notice or complaint made to or filed with any governmental agency concerning any Hazardous Use on or about the Project. The Report shall be accompanied by copies of any such claim, report, complaint, notice, warning or other communication that is in the possession of or is available to Tenant.

                           (ix) Such other pertinent information or documents as
are requested by Landlord in writing.

                  (h)      Release of Hazardous Materials: Notification and
Cleanup.

                           (i)      At any time during the Term, if Tenant knows
or has received written notice that any Release of any Hazardous Materials has come or will come to be located upon, about, beneath or from the Project, Building or Project, then Tenant shall immediately, either prior to the Release or following the discovery thereof by Tenant, give verbal and follow-up written notice of that condition to Landlord.

                           (ii)     At its sole cost and expense, Tenant
covenants to investigate, clean up and otherwise remediate any Release of Hazardous Materials which were caused or created by Tenant or any of Tenant's Parties. Such investigation, clean-up and remediation shall be performed only after Tenant has obtained Landlord's written consent, which may be exercised by Landlord in its discretion; provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's written consent. All clean-up and remediation shall be done in strict compliance with Environmental Requirements and to the reasonable satisfaction of Landlord in its discretion; provided, however, that if Landlord fails to consent to such clean-up and remediation plans as are reasonably suggested by Tenant, Tenant shall not be in default under this Lease for failing to commence such clean up and remediation so long as Tenant continues to cooperate with Landlord to submit a plan reasonably acceptable to Landlord.

                           (iii)    Notwithstanding the foregoing, Landlord
shall have the right, but not the obligation, in Landlord's discretion, exercisable by written notice to Tenant at any time, to undertake within or outside the Project all or any portion of any investigation, clean-up or remediation with respect to such Hazardous Materials caused or created by Tenant or any of Tenant's Parties (or, once having undertaken any of such work, to cease same, in which case Tenant shall perform the work), all at Tenant's cost and expense, which shall be paid by Tenant as additional rent within thirty (30) days after receipt of written request therefor by Landlord (and which Landlord may require to be paid prior to commencement of any work by Landlord). No such work by Landlord shall create any liability on the part of Landlord to Tenant or any other parry in connection with such Hazardous Materials or constitute an admission by Landlord of any responsibility with respect to such Hazardous Materials.

                           (iv)     It is the express intention of the parties
hereto that Tenant shall be liable under this Section 3.4(h) for any and all conditions covered hereby which were caused or created by Tenant or any of Tenant's Parties. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Project without first (1) notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to participate in any such proceedings, and (2) obtaining Landlord's written consent, which consent shall not be unreasonably withheld or delayed except that Landlord may in any event withhold its consent to any such proposed agreement, decree or compromise which includes an admission of liability or culpability by Landlord or which, in Landlord's judgment, would adversely affect the value or use of the Project.

                  (i) Inspection and Testing by Landlord. Landlord shall have the right at all times during the term of this Lease to (i) inspect the Project, as well as Tenant's material safety data sheets, and to (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 3.4. Except in case of emergency, Landlord shall give reasonable notice to Tenant before conducting any inspections, tests, or investigations. The cost of all such inspections, tests and investigations shall be borne by Tenant, if Landlord reasonably believes them to be necessary. Neither any action nor inaction on the part of Landlord pursuant to this Section 3.4(i) shall be deemed in any way to release Tenant from, or in any way modify or alter, Tenant's responsibilities, obligations, and/or liabilities incurred pursuant to Section 3.4 hereof.

                  (j) Other Taxes. Tenant shall also pay prior to delinquency all Environmental Taxes (hereinafter defined) and other taxes in connection with any testing, investigation, abatement, Release, remediation, removal, transportation and/or disposal of any Hazardous Materials by Tenant or any of Tenant's Parties (or by Landlord, pursuant to any provision of this Lease granting to Landlord the right to do any of the foregoing and to bill Tenant therefor). For purposes of this subsection (i) only, the terms "Environmental Taxes" and "environmental taxes" shall include, without limitation, any fees, charges, fines, penalties and costs (including, without limitation, permit, approval or licensing fees, charges or costs) imposed, charged or otherwise assessed upon or as a result of such act or omission by Tenant or any of Tenant's Parties.

         3.5 Compliance with Rules. Tenant and Tenant's agents, employees, and invitees shall faithfully observe and comply with any rules and regulations Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Project. Landlord shall not be responsible to Tenant for the non-compliance by any other party of the Building or Project with any of such rules and regulations.

         3.6      Indemnities.

                  (a) Indemnity by Tenant. Tenant shall indemnify, hold harmless, and, defend Landlord and Landlord's officers, directors, trustees, members, managers, shareholders, partners, attorneys, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all Losses (hereinafter defined) arising from or related to: (a) any violation or alleged violation by Tenant or any of Tenant's Parties of any of the requirements, ordinances, statutes, regulations or other laws referred to in this Article 3, including, without limitation, the Environmental Requirements; (b) any breach of the provisions of this Article 3 by Tenant or any of Tenant's Parties; or (c) any Hazardous Use by Tenant or any of Tenant's Parties on, about or from the Building, or Project, whether or not approved by Landlord. The term "Losses" shall mean all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities (including strict liability), encumbrances, liens, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord's interest in the Building or Project, damages for the loss or restriction on use of any space or amenity within the Building or Project, damages arising from any adverse impact on marketing space in the Building or Project, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys' and consultants' fees and expenses, damages for personal injury or injury to property or natural resources occurring upon or off the Project, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity. The provisions of this Section 3.6(a) shall survive the expiration or termination of this Lease.

                  (b) Indemnity by Landlord. Landlord hereby agrees that if at any time during or after the Lease Term the Project is found to be contaminated as a result of the Release of Hazardous Substances caused by Landlord or any other tenant of the Project, Landlord shall indemnify, hold harmless and at Tenant's option (with such attorneys as Tenant may approve in advance and in writing), defend Tenant from all claims, demands, actions, liabilities (including strict liability), costs, expenses, judgments, damages and obligations of any nature arising from or as a result of such contamination by Landlord or any other tenant of the Project including, without limitation, any suit by any third party or any suit, order, demand or directive by any Governmental Authority, including any cost of removal cleanup, restoration, or renovation incurred by Tenant resulting therefrom. The provisions of this
Section 3.6(b) shall survive the expiration or termination of this Lease.

                                 ARTICLE 4: RENT

         4.1 Payment. Tenant shall pay to Landlord, without demand throughout the term, Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the fifth day of each calendar month. All payments of Rent and all other sums under this Lease shall be in lawful money of the United States, without deduction, offset or recoupment whatsoever to Landlord at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord may from time to time designate in writing. Rent for the first full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Rent commences on other than the first day of a month, then Rent shall be prorated and the prorated installment shall be paid on the first day of the Term Commencement Date.

         4.2 Late Payments. Notwithstanding the provisions of Section 4.1 to the contrary, if during any twelve (12) month period Tenant fails on more than three occasions to make any payment of monthly Rent to Landlord on or before the date due, then Landlord, in addition to all other rights and remedies available to Landlord, may by giving written notice to Tenant require that Tenant pay the monthly Rent to Landlord quarterly in advance. Nothing contained herein shall be deemed or construed as a waiver of Tenant's obligation to make all payments under this Lease as and when due.

              ARTICLE 5: TAXES AND INSURANCE, BASIC OPERATING COSTS

         5.1 Basic Operating Costs. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as additional Rent Tenant's Proportionate Share of Basic Operating Charges (such amount to be referred to herein as "Basic Operating Costs"). "Basic Operating Charges" shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, or would be required to pay if the Project were fully occupied because of or in connection with the management, maintenance, preservation and operation of the Project and its supporting facilities servicing the Project (determined in accordance with generally accepted accounting principles, consistently applied as determined by Landlord) including, but not limited to, the following:

                  (a) Repairs, replacements and general maintenance for the Premises, Building and Project, except for those repairs to the extent paid for by proceeds of insurance or by Tenant or other third parties.

                  (b) All management, maintenance, janitorial and service agreements and costs of supplies and equipment used in maintaining the Premises, Building and Project and the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, alarm service, window cleaning, elevator maintenance, Building exterior maintenance and landscaping.

                  (c) Utilities which benefit all or a portion of the Project.

                  (d) All capital and other improvements comprising a part of "Capital Costs" (hereinafter defined). "Capital Costs" are defined as: (i) those expenditures which do not normally recur more frequently than at five (5) year intervals in the normal course of operation and maintenance of the Project; (ii) all costs of capital improvements made by Landlord to the Building or Project for the purpose of reducing recurring expenses or utility costs; and (iii) all costs of capital improvements made by Landlord that are required by Governmental Requirements and regardless of the nature of the work. The portion thereof to be included each year in Basic Operating Costs shall be that fraction allocable to the fiscal year in question calculated by amortizing the cost over the reasonably useful life of such improvement, as determined in accordance with GAAP (or, if shorter, the useful life of such improvement as reasonably determined by Landlord), with interest on the unamortized balance at ten percent (10%) per annum or such higher rate as may have been paid by Landlord for funds borrowed for the purpose of constructing such improvements, but in no event to exceed the highest rate permissible by law.

         Notwithstanding the foregoing, Basic Operating Charges shall in any event exclude the following:

(i) costs of decorating or special cleaning of tenant spaces not provided on a regular basis to all tenants of the Project;

(ii) wages, salaries, fees, and fringe benefits paid to executive personnel, officers or partners of Landlord;

(iii)    all charges for depreciation of the Project and equipment;

(iv)     any debt service paid by Landlord;

(v) all charges for Landlord's income taxes, excess profit taxes, franchise taxes, and similar taxes on Landlord's business;

(vi) all costs relating to activities for the solicitation and execution of leases of space in the Project;

(vii) the cost of correcting defects in the construction of the Project or in the Project equipment;

(viii) all increases in insurance premiums to the extent that Landlord is reimbursed by a tenant for any increases caused or attributable to the use, occupancy or act of another tenant of the Project;

(ix) the cost of all items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than the Tenant;

(x) all charges representing amounts paid to one or more related corporations, entities or persons which are in excess of the amount which would be paid in the absence of such relationship;

(xi) the cost of all work or service performed for or facilities furnished to one or more tenants of the Project to a greater extent or in a manner significantly more favorable to such tenant or tenants than that performed for or furnished to the Tenant;

(xii) the cost of improvements to tenant space in the Project leased or leasable to other tenants;

(xiii) the cost of any interest, penalties or other charges resulting from Landlord's default of its obligations under any tenant lease;

(xiv) the cost of capital improvements or other modifications to the Project, except as permitted by subparagraph 5.1 (a) or (d);

(xv) the cost of capital improvements or other modifications to the Project required to comply with Governmental Requirements shall exclude any improvements or modifications required to bring the Project into compliance with Governmental Requirements existing as of the Lease Date;

(xvi) fines and/or penalties paid by Landlord and incurred due to violation by Landlord of any Governmental Requirement;

(xvii) Landlord's cost to test, survey, cleanup, contain, abate, remove, or otherwise remove Hazardous Materials from the Project, unless such Hazardous Materials are on the Project because of the Tenant's negligence or intentional acts;

(xviii) other expenses of Landlord which under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair, management, or operating expenses;

(xix)    Landlord's advertising charges;

(xx)     Landlord's legal fees;

(xxi) Landlord's management fees in excess of those customarily charged for managing comparable properties; and

(xxii)   cost of repairs caused by Landlord's negligence.

         5.2      [Intentionally Deleted]

         5.3 Base Year Increases in Taxes and Insurance Costs. Tenant shall pay to Landlord its Proportionate Share of Taxes and Insurance Costs as additional Rent as hereinafter provided.

                  (a) Taxes. The term "Taxes" shall mean all real estate taxes, assessments, public improvement district assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees or taxes "in-lieu" of any such tax or assessment) which are assessed, levied, charged, confirmed, or imposed by any public or governmental authority or agency upon the Project, its operations or the rent (or any portion or component thereof) and the costs to Landlord of contesting the amount, validity, or applicability of any such taxes, except (i) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (ii) taxes computed on the basis of the net income of Landlord or the owner of any interest therein.

                  (b) Insurance Costs. The term "Insurance Costs" shall mean all insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and cost of fire, casualty, liability and environmental coverage, rental abatement and special hazard insurance applicable to the Project and Landlord's personal property used in connection therewith; provided, however, that Landlord may, but shall not be obligated to, carry special hazard insurance covering losses caused by casualty not insured under standard fire and extended coverage insurance; provided further that Landlord may obtain all or any part of such coverage under a blanket policy(ies).

         5.4 Proportionate Share. "Tenant's Proportionate Share" shall be one hundred percent (100%).

         5.5 Standard. All costs and expenses shall be determined in accordance with generally accepted accounting principles. Basic Operating Cost, Taxes and Insurance Costs shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants. Notwithstanding anything herein to the contrary, if water to the Project is not separately metered and Tenant's water use is disproportionately more than water use by other tenant's of the Project, Landlord shall have the right to allocate the cost of water to the Project in a fair and reasonable manner to reflect Tenant's disproportionate water use.

         5.6 Payment of Estimated Basic Operating Cost. "Estimated Basic Operating Cost" for any particular year shall mean Landlord's estimate of the Basic Operating Costs, Taxes and Insurance Costs for such fiscal year, and shall be made prior to commencement of such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the revised periods are reconciled with prior periods in accordance with generally accepted accounting principles applied in a consistent manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Basic Operating Cost for ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Costs with installments of Base Rent for the fiscal year to which the Estimated Basic Operating Costs applies in monthly installments on the fifth day of each calendar month during such year, in advance. If at any time during the course of the fiscal year, Landlord determines that the sum of Basic Operating Costs, Taxes and Insurance Costs will apparently vary from the then Estimated Basic Operating Cost by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Basic Operating Cost for the balance of such fiscal year and Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Cost as so revised for the balance of the then current fiscal year on the first of each calendar month thereafter. Late payments with respect to payments of Estimated Basic Operating Costs as provided in Section 4.2 shall be assessed only if during any twelve (12) month period Tenant fails on more than three occasions to make any monthly payment of Estimated Basic Operating Cost (or any other monthly Rent due hereunder) on or before the date when it is due.

         5.7 Computation of Basic Operating Cost Adjustment. "Basic Operating Cost Adjustment" shall mean the difference between Estimated Basic Operating Costs and Basic Operating Costs plus Taxes plus Insurance Costs over the Base Year Taxes and Base Year Insurance Costs, respectively, for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, as determined by Landlord, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of Basic Operating Costs, Taxes and Insurance Costs for the fiscal year just ended, accompanied by a computation of Basic Operating Cost Adjustment. If such statement shows that Tenant's payments for each category of such item is less than Tenant's Proportionate Share of such item, then Tenant shall pay to Landlord the difference within thirty (30) days after receipt of such statement. If such statement shows that Tenant's payments of Estimated Basic Operating Cost exceed Basic Operating Costs plus Taxes plus Insurance Costs then (provided that Tenant is not in default under this Lease), Landlord shall credit such overpayment against future payments of Basic Operating Cost and Taxes and Insurance Costs, as the case may be, and if there is any outstanding sum remaining due Tenant at the expiration of this Lease, the balance shall be refunded to Tenant within twenty (20) days of delivery of such statement. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Basic Operating Cost Adjustment shall be prorated by reference to the exact number of calendar days during such fiscal year for which Tenant is obligated to pay Base Rent.

         5.8 [Intentionally Deleted]

         5.9 Tenant Audit. Tenant shall have the right, at Tenant's expense and upon not less than twenty (20) days prior written notice to Landlord given within sixty (60) days after receipt of the applicable Basic Operating Cost Adjustment to review at reasonable times, in Landlord's office or at another location designated by Landlord, Landlord's books and records applicable to Tenant's Lease and for the prior year's Basic Operating Costs, Taxes and Insurance Costs for purposes of reviewing Landlord's calculation of such items in the statement of the Estimated Basic Operating Cost and Basic Operating Cost Adjustment. If Tenant shall not request an audit in accordance with the provisions of this Section 5.9 within sixty (60) days of receipt of Landlord's statement of Basic Operating Cost Adjustment, such statement shall be final and binding for all purposes hereof.

         5.10 Disputes. In the event that Tenant shall dispute the amount set forth in a statement of Basic Operating Cost Adjustment provided by Landlord for the immediately preceding fiscal year, Tenant shall have the right, not later than sixty (60) days following the receipt of such statement, to cause Landlord's books and records with respect to such costs for such fiscal year to be audited by certified public accountants used by Landlord or a "Big 6" accounting firm or another certified public accounting firm selected by Tenant and licensed in Texas or California which is reasonably acceptable to Landlord. The Basic Operating Cost Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for unpaid Basic Operating Costs, Tenant shall pay such unpaid amount to Landlord on demand, together with interest on such amounts at the rate specified in Section 16.4 hereof, from the date such amount was originally requested by Landlord to be paid by Tenant until the date actually paid. If such audit discloses a liability for a refund in excess of ten percent (10%) of Tenant's Proportionate Share of the Basic Operating Cost Adjustment previously reported, the cost of such audit shall be borne by Landlord; otherwise, the cost of such audit shall be paid by Tenant.

         5.11 Tenant's Taxes. Tenant shall pay prior to delinquency all Taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Project or elsewhere. When possible, Tenant shall cause such trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's personal property shall be assessed with Landlord's real property, or if any other Taxes or taxes which are payable by Tenant pursuant to this Lease or otherwise are assessed against Landlord or Landlord's real property, Tenant shall pay Landlord the Taxes and other taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the Taxes and other taxes attributable to Tenant.

                    ARTICLE 6: INSURANCE AND INDEMNIFICATION

         6.1 Casualty Insurance. Landlord agrees to maintain insurance insuring the Building and the Project against fire, lightning, extended coverage, vandalism and malicious mischief in an amount not less than one hundred percent (100%) of the replacement cost thereof, and to furnish Tenant with certificates of insurance evidencing such insurance. Such insurance shall be for the sole benefit of Landlord and under its sole control. Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may keep or maintain in the Project or any leasehold improvements, additions or alterations which Tenant may make upon the Project.

         6.2 Liability Insurance. Tenant shall purchase at its own expense and keep in force during this Lease a policy or policies of commercial general liability insurance, including personal injury and property damage, in the amount of not less than Five Hundred Thousand Dollars ($500,000.00) for property damage and Two Million Dollars ($2,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Project. Said policies shall (a) name Landlord and, if applicable, its agent, and any party holding an interest to which this Lease may be subordinated as additional insureds, (b) be issued by an insurance company with a Best's rating of A-VI or better, or which is otherwise acceptable to Landlord, and in any event which is licensed to do business in the State in which the Project is located, (c) provide that said insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord, (d) provide coverage on a claims-made basis;
(e) (deletion initialed 1/5/98 and 1/9/98) (f) contain cross liability endorsement; and (g) shall be primary, not contributing with, and not in excess of coverage which Landlord may carry. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease and at least thirty (30) days prior to the expiration of said insurance. Tenant may maintain the insurance required by this Section 6.2 under a blanket policy so long as such blanket coverage otherwise complies with the requirements of this Section 6.2. Tenant warrants that coverage under the claims-made policy shall remain in force for any claims made (as specified in Section 6.2) after the termination of the Lease, but that occurred during the term of the Lease.

         6.3 Indemnification. Landlord shall not be liable to Tenant for any loss or damage to person or property caused by theft, fire, act of God, acts of a public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or inconvenience which may arise through repair or alteration of any part of the Building or Project or failure to make any such repair or alteration. Tenant shall indemnify Landlord and hold Landlord harmless from any and all loss, cost, damage, injury or expense arising out of or related to (a) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Project or from activities of Tenant or any of Tenant's Parties or anyone in or about the Project or from any cause whatsoever with respect to the Project, other than claims arising solely from the negligence or willful misconduct of Landlord or its agents or employees, (b) claims for work or labor performed or for materials or supplies furnished to or at the request of Tenant or in connection with performance of any work done for the account of Tenant within the Project, and (c) any suit, investigation or proceeding in which Landlord is named or threatened to be named as a defendant or which is brought by Tenant against any other party or against Tenant in connection with or arising out of Tenant's occupancy of the Project. Such indemnity shall include without limitation the obligation to provide all costs of defense against any such claims including any action or proceeding brought against Landlord. The foregoing indemnity shall not be applicable to claims arising solely from the negligence or willful misconduct of Landlord or its agents or employees.

         Landlord shall indemnify Tenant and hold Tenant harmless from any and all loss, cost, damage, injury or expense arising out of or related to Landlord's negligence or willful misconduct in the performance of Landlord's duties under this Lease. Such indemnity shall include without limitation the obligation to provide all costs of defense against any such claims including any action or proceeding brought against Tenant. The foregoing indemnity shall not be applicable to claims arising solely from the negligence or willful misconduct of Tenant.

         The provisions of this Section 6.3 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

         6.4 Waiver of Subrogation. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other
(a) damages for injury to or death of persons, (b) damages to property, (c) damages to the Project or any part thereof, or (d) claims arising by reason of the foregoing, to the extent such damages and claims are insured against or required to be insured against by Landlord or Tenant under this Lease. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation by any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the revisions of this paragraph.

                   ARTICLE 7: REPAIRS, SERVICES & MAINTENANCE

         7.1 Landlord's Obligations. Landlord shall at Landlord's expense maintain the roof (excluding skylights, smoke hatches and roof vents) and the structural components of the Premises including, the structural components of the roof, foundations and exterior walls of the Building in good repair, reasonable wear and tear excepted. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. The reference to structural components of the roof as used herein shall not include skylights, smoke hatches or roof vents. Landlord shall perform on behalf of Tenant and other tenants of the Project the maintenance of the public and Common Areas of the Project including, but not limited to, repairs and maintenance to the roof (including skylights, smoke hatches and roof vents), the landscaped areas, parking areas, driveways, the truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, electric and telephone equipment servicing the building(s), exterior lighting, and anything which affects the operation and exterior appearance of the Project, which determination shall be at Landlord's reasonable discretion. Tenant shall reimburse Landlord for all such costs in accordance with Article V hereof. Any damage caused by or repairs necessitated by any act of Tenant may be repaired by Landlord at Landlord's option and at Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs. Landlord shall have reasonable opportunity after Tenant notifies Landlord with respect thereto or Landlord otherwise has actual knowledge of such defect or need of repairs, to make such repairs. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance.

         7.2 Tenant's Obligations. Tenant shall, at Tenant's expense, maintain all non-structural parts of the Premises in a good clean and secure condition promptly making all necessary repairs and replacements including, but not limited to, all windows, glass, doors and any special office entries, walls and wall finishes, floor covering, heating, ventilating and air conditioning systems, truck doors, dock bumpers, dock plates and levelers, plumbing work and fixtures and down spouts. Tenant shall at Tenant's expense also perform necessary pest extermination (including termite treatments) and regular removal of trash and debris. Tenant shall, at its own expense, enter into a regularly scheduled preventive maintenance and service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be reasonably approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty (30) days of the Term Commencement Date. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole expense, immediately repair any damage to any demising wall caused by Tenant or any Tenant's Parties.

         7.3 Utilities. Tenant shall pay for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as determined by Landlord, of all charges jointly serving other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any of the foregoing utilities and services, (b) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character or any other accidents or other conditions beyond the reasonable control of Landlord, or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Project, except for actual damages incurred by Tenant arising from the foregoing and also arising solely from the gross negligence or willful misconduct of Landlord. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner in the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

         7.4 Liens. Tenant shall keep the Project free from liens arising out of or related to work performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by Tenant in or on the Project. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. In addition, Tenant may refrain from causing a lien arising in the manner described in this
Section 7.3 and which attaches solely to Tenant's leasehold estate hereunder, from being released or bonded around as otherwise required hereby so long as, in Landlord's reasonable discretion, such lien does not adversely affect the value or marketability of the Project or involve a reasonable risk of forfeiture. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefore shall be payable to Landlord by Tenant on demand with interest at the maximum rate allowable by law. Landlord shall have the right at all times to post and keep posted on the Project any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Project and any other party having an interest herein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Project which could lawfully give rise to a claim for mechanics' or materialmen's lien.

                        ARTICLE 8: ALTERATIONS AND SIGNS

         8.1 Alterations. Except for (a) furniture, trade fixtures and equipment which are not located on or attached to the roof and do not adversely affect the structure, operating systems or value of the Project, and (b) alterations (which are not located on or attached to the roof) with a cost of less than $25,000 in any twelve (12) month period, and which are not structural and do not adversely affect the structure, operating systems or value of the Project, Tenant shall not make, or allow to be made, any alternations or physical additions in, about or to the Project including, without limitation, any alterations, additions or improvements that result in increased telecommunication demands or require the addition of new communication wires, cables and related devices or expand the number of telephone or communication lines dedicated to the Premises by the Building's telecommunication design, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed with respect to proposed alterations and additions which (a) comply with all Governmental Requirements, (b) in Landlord's opinion, are compatible with the Project and its mechanical, plumbing, electrical, and heating/ventilation/air conditioning systems, (c) in Landlord's opinion, will not affect or impair any telecommunication or utility line or facility at the Building or Project, (d) in Landlord's opinion will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees, and (e) will not require any rezoning or zoning variances. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of consent for all plans and specifications for the proposed alterations or additions, construction means and methods, any contractor or subcontractor to be employed on the work of alternations or additions, and the time for performance of such work. Landlord shall have the right to require, at Tenant's expense, the delivery of performance and payment bonds showing Landlord as a beneficiary. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with its consideration of a request for approval hereunder. Tenant must have Landlord's written approval and all appropriate permits and licenses prior to the commencement of said alterations and additions. Prior to commencement of construction of any alterations, Tenant shall deliver a copy of all permits to Landlord. Tenant shall in any event be required to pay Landlord a construction management fee equal to three percent (3%) of the cost of any alterations or additions to the Premises which alterations or additions cost in excess of $50,000.

                  (a) Performance. All alternations and additions permitted hereunder shall be made and performed by Tenant in a good and workmanlike manner without cost or expense to Landlord including any costs or expenses which Landlord may incur in electing to have an outside agency review said plans and specifications.

                  (b) Removal. Landlord shall have the right to require Tenant to remove any or all alterations, additions, improvements and partitions made by Tenant and restore the Project to their original condition by the termination of this Lease, by lapse of time or otherwise, all at Tenant's expense. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to cause any damage to the Project whatsoever. If Landlord so elects, such alternations, physical additions or improvements shall become the property of Landlord and surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise; provided, however, that this clause shall not apply to trade fixtures or furniture owned by Tenant.

                  (c) Costs. In addition to and wholly apart from its obligation to pay Tenant's Proportionate Share of Basic Operating Costs, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its personal property, on the value of its alternations, additions or improvements and on its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

                  (d) Plans. Tenant shall not make any change in the plans for any alterations approved by Landlord without the prior written consent of Landlord. Upon completion of such alterations, Tenant shall deliver to Tenant a copy of the "as-built" plans, building permits (with all inspection approvals signed by the local governmental agency) and certificates of occupancy.

         8.2 Signs. All signs, notices and graphics of every kind or character, visible in or from public view or corridors, the Common Areas or the exterior of the Premises or the Project, shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, and shall in any event comply with all Governmental Requirements, restrictive covenants and rules and regulations affecting the Project, and Landlord's sign criteria (a copy of which sign criteria is attached hereto as Exhibit C). Landlord shall have the right to withhold in its absolute and sole discretion. Tenant shall not place or maintain any banners whatsoever or any window decor in or on any exterior window or window fronting upon any Common Area or service area or upon any truck doors or man doors without Landlord's prior written approval which Landlord shall have the right to give or withhold in its absolute and sole discretion. Any installation of signs or graphics on or about the Premises or Project shall be subject to Governmental Requirements and any other requirements imposed by Landlord. Tenant shall remove all such signs and graphics by the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including, without limitation, discoloration caused by such installation or removal.

                        ARTICLE 9: INSPECTION AND NOTICES

         After reasonable notice, except in emergencies where no such notice shall be required, Landlord, its agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs, modifications or additions to the Premises, Building or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Project to prospective tenants, purchasers, encumbrances or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall not unreasonably interfere with Tenant's business operations and Landlord shall not exhibit the Premises to prospective tenants until the last twelve (12) months of the Lease Term. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry, and shall have the right to have a representative present if so requested by Tenant in writing. Six months prior to the end of the Lease, Landlord shall have the right to erect on the Premises, Building and/or Project a suitable sign indicating that the Premises are available for lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

                   ARTICLE 10: LENDER AND FINANCING PROVISIONS

         10.1 Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the Land, and (b) any mortgage or deed of trust which may now exist or be placed upon the Land or Premises, and Landlord's interest or estate in any of said items, which is specified as security, but only if the holder of any such ground lease, underlying lease, mortgage or deed of trust agrees in writing that, subject to the terms and conditions of this Lease, such holder will respect Tenant's rights and interests under this Lease. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant shall execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority of subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust.

         10.2 Financial Statements. At the request of Landlord, Tenant shall provide to Landlord current financial statements for Tenant and Guarantor and other information discussing the financial worth of Tenant and Guarantor, which information Landlord shall use solely for purposes of this Lease and in connection with the ownership, management and disposition of the property subject hereto.

         10.3 Estoppel Certificates. Tenant agrees from time to time within ten
(10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate executed by Tenant and Guarantor stating that this Lease and the Guaranty executed by Guarantor (the "Guaranty") is in full force and effect, the date to which Rent has been paid, the unexpired portion of this Lease and such other matters pertaining to this Lease and the Guaranty as may be reasonably requested by Landlord. Failure by Tenant or Guarantor to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant and Guarantor that the statements included are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein. The parties agree that obligation of Tenant and Guarantor to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of the Lease. Landlord hereby agrees to provide an estoppel certificate signed by Landlord, containing the same types of information, and within the same period of time, as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord or a lender of Landlord.

                          ARTICLE 11: SECURITY DEPOSIT

         Tenant agrees to deposit with Landlord upon execution of this Lease, a Security Deposit as stated in the Basic Lease Information which sum shall be held by Landlord as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. The Security Deposit shall accrue interest at the rate of six percent (6%) per annum (calculated on a simple basis) from the date paid until returned to Tenant or applied by Landlord to satisfy Tenant's obligations hereunder, which interest shall be applied to and constitute a portion of the Security Deposit for all purposes under this Lease. Upon the occurrence of any Event of Default, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such Event of Default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of the Tenant's obligations under this Lease have been fulfilled.

                      ARTICLE 12: ASSIGNMENT AND SUBLETTING

         12.1 Consent Required. Tenant shall not assign or sublet the Premises or any part thereof without Landlord's prior written approval, which approval may be granted or withheld in Landlord's reasonable discretion, except as provided herein. Notwithstanding anything in this Lease to the contrary, Tenant may assign or sublease to an affiliate of Tenant without Landlord's consent, and Tenant shall promptly notify Landlord in writing of such assignment or sublease. If Tenant desires to assign this Lease or sublet any or all of the Premises to any person or entity other than an affiliate of Tenant, Tenant shall give Landlord written notice ninety (90) days prior to the anticipated effective date of the assignment or sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice and the information required hereunder to notify Tenant in writing that Landlord elects to either (a) terminate this Lease as to the space so affected as of the date so requested by Tenant, or (b) permit Tenant to assign this Lease or sublet such space, subject, however, to Landlord's prior written approval of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease, such consent not to be unreasonably withheld so long as (i) the use of the Premises by such proposed assignee or subtenant would be a Permitted Use and would not in Landlord's opinion increase the use of the Premises or the Common Areas of the Project, (ii) the proposed assignee or subtenant is of sound financial condition and is not an existing tenant or subtenant in the Project,
(iii) the proposed assignment or sublease would not be likely to result in any decrease in Rent, and (iv) the proposed assignee or subtenant's use and operation will be compatible with other tenants in the Project. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (a) above, but written approval by Landlord of the proposed assignee or subtenant shall be required. Failure by Landlord to approve a proposed assignee or subtenant shall not cause a termination of this Lease.

         12.2 Bonus Rent. Any Rent or other lease consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of (a) the reasonable cost of any improvements which Tenant has made for the purpose of assigning or subletting all or part of the Project and (b) reasonable subletting and assignment leasing commissions paid by Tenant to unaffiliated third parties, shall be divided and paid, fifty percent (50%) to Tenant, fifty percent (50%) to Landlord.

         12.3     [Intentionally Deleted]

         12.4 Other Transfers. If Tenant is a corporation whose equity securities are not publicly traded, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings), so as to result in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this paragraph. If Tenant is a partnership, joint venture, limited liability company, trust or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, or operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings), so as to result in a change in the present control of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for an purposes of this paragraph. Notwithstanding the foregoing, a public offering of Tenant's equity securities shall not constitute an "assignment" for purposes of this Lease (except that Section 12.5 shall apply thereto) so long as such assignee continues to use the Property for a Permitted Use.

         12.5 No Release. No assignment or subletting by Tenant shall relieve Tenant of any obligations under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

                            ARTICLE 13: CONDEMNATION

         13.1 Substantial Taking. If the whole or any substantial portion of the Project should be taken or condemned for any public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with Tenant's Permitted Use of the Premises, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said Premises shall have occurred.

         13.2 Partial Taking. If a portion of the Project should be taken or condemned for any public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in Section 13.1 above, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of the Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

         13.3 Award. Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

                           ARTICLE 14: CASUALTY DAMAGE

         14.1 Casualty. If the Premises or any portion thereof should be damaged or destroyed by any casualty, Tenant shall give prompt written notice thereof to Landlord. Within thirty (30) days of such notice, Landlord shall notify Tenant whether in Landlord's reasonable opinion such repairs can be made either (a) within thirty (30) days, (b) in more than thirty (30) days, but in less than one hundred eighty (180) days, or (c) in more than one hundred eighty
(180) days from the date of such notice. If Tenant disagrees with Landlord's determination of the time necessary to make such repairs, Tenant shall notify Landlord of such dispute, and Tenant and Landlord shall attempt to resolve such dispute promptly. If Landlord and Tenant are not able to agree within ten (10) days following Tenant's notice to Landlord, Landlord and Tenant shall select a licensed architect with substantial experience in the construction and repair of similar industrial buildings to determine the estimated period of time which will be required to complete such repairs; such architect's determination shall be binding on Landlord and Tenant. Landlord and Tenant shall share equally in the cost of obtaining such architect's determination. In the event Tenant disputes Landlord's estimate of the time required to complete repairs, the commencement date for the time periods available to Landlord to complete such repairs under this Article 14 shall be automatically extended until the date such dispute is finally resolved and the estimated number of repair days are finally determined. All estimates of the time required to complete repairs shall include overtime, weekend and other "holiday" work only to the extent insurance proceeds are available to pay such increased costs.

         14.2 Minor Damage. If the Premises should be damaged by any casualty but only to such extent that rebuilding or repairs can be completed within thirty (30) days, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises is untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated or reduced on a pro rata basis depending on whether all or a portion of the Premises are rendered untenantable by reason of such casualty. If Landlord fails to complete any such repairs within thirty (30) days following the date the estimated repair period is finally determined hereunder, Tenant may provide written notice to Landlord of Tenant's need for such repairs and, if Landlord fails to complete such repairs within ten (10) days following Landlord's receipt of such notice, Tenant may complete such repairs. Upon completion, Tenant shall deliver to Landlord copies of contracts, invoices and receipts evidencing the costs incurred by Tenant to third parties in completing such repairs. If Tenant's third party repair costs do not exceed $50,000, Tenant may offset such third party repair costs against the next installment(s) of Base Rent due and owing hereunder. If Tenant's third party repair costs exceed $50,000, Landlord shall reimburse Tenant for such third party repair costs within thirty (30) days after Tenant delivers copies of all such contracts, invoices and receipts to Landlord; if Landlord fails to pay such amount within thirty (30) days after delivery to Landlord of such contracts, invoices and receipts, Tenant may offset such third party repair costs against the next installment(s) of Base Rent due and owing hereunder.

         14.3 Partial Damage. If the Premises should be damaged by any casualty, but only to such extent that rebuilding or repairs can be completed in more than thirty (30) days but in less than one hundred eighty (180) days, then Landlord shall rebuild or repair the Premises to substantially the condition in which they existed prior to such damage except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated or reduced on a pro rata basis depending on whether all or a portion of the Premises are rendered untenantable by reason of such casualty. In the event that Landlord should fail to complete such repairs and rebuilding within the estimated repair period as finally determined hereunder (which period for repairs shall not commence until the estimated repair period is finally determined hereunder), such period of time to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, windy, stormy or inclement weather, inability to obtain materials, supplies or fuels, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the reasonable control of Landlord, Tenant may at its option terminate this Lease by delivering thirty (30) days prior written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

         14.4 Major Damage. If the Premises should be damaged by any casualty and rebuilding or repairs cannot in Landlord's reasonable estimation be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

         14.5 Lender Requirements. Notwithstanding anything herein to the contrary, in the event that holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen
(15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

         14.6     [Intentionally Deleted]

         14.7     [Intentionally Deleted]

         14.8 Repair Costs. Landlord shall only be obligated to make repairs pursuant to Article 14 of this Lease out of the insurance proceeds paid to Landlord. Subject to the last sentence of this Section 14.8, Tenant shall reimburse Landlord upon completion of the repairs for the amount of any deductible under Landlord's insurance policy, or if other premises are also repaired, a pro rata share based on total costs of repair equitably apportioned to the Premises; provided, however, that if the casualty was caused by another tenant of the Project, the other tenant will be solely responsible for such deductible. Notwithstanding the foregoing, Tenant shall not be responsible to pay any deductible or its share of any deductible to the extent that Tenant's payment would be in excess of $10,000 unless the casualty was caused by Tenant or any of Tenant's Parties, in which case Tenant shall be solely responsible for the amount of the deductible.

                            ARTICLE 15: HOLDING OVER

         If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of the Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention double the amount of the monthly rental (prorated on a daily basis) for the first month prior to the date of expiration or termination. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Alternatively, if Landlord gives notice of Landlord's consent to Tenant's holding over, such holding over shall constitute renewal of the Lease on whatever terms are specified in such notice from Landlord. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this paragraph shall waive Landlord's right of reentry or any other right. Unless Landlord exercises the option hereby given to it, Tenant shall be only a tenant at sufferance, whether or not Landlord accepts any Rent from Tenant while Tenant is holding over without Landlord's written consent. Additionally, in the event that upon termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Article 15 shall apply.

                               ARTICLE 16: DEFAULT

         16.1 Events of Default. The occurrence of any of the following shall constitute an "Event of Default" on the part of Tenant:

                  (a) Abandonment. Vacation or abandonment of the Building for a continuous period in excess of thirty (30) days.

                  (b) Nonpayment of Rent. Failure to pay any installment of Rent or any other amount due hereunder within five (5) days after written notice from Landlord that said payment is due (provided, however, that Landlord shall not be required to give such notice more than one (1) time in any twelve (12)-month period, and for twelve (12) months following the date Landlord gives any such notice, Tenant shall be in default hereunder if any Rent or other amount due hereunder is not paid within five (5) days after the date due). All failures to pay any monetary obligation to be paid by Tenant under this Lease shall be construed as obligations for payment of Rent.

                  (c) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in Subsections (a) and (b) of this Section 16.1, such failure continuing for thirty
(30) days after written notice of such failure, or such longer period as may be reasonably necessary under the circumstances, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured.

                  (d) General Assignment. A general assignment by Tenant or Guarantor for the benefit of its creditors.

                  (e) Receivership. The employment of a receiver, trustee or liquidator to take possession of all or substantially all of the assets of Tenant or Guarantor or of the Project, if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof.

                  (f) Attachment. The attachment, execution or other judicial seizure of all or substantially all of the assets of Tenant or Guarantor or of the Project, if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof.

                  (g) Repudiation of the Guaranty. The Guaranty shall for any reason cease to be in full force and effect or be declared null and void or unenforceable in whole or in part, or the validity or enforceability of the Guaranty, shall be challenged or denied by Guarantor.

         16.2     Rights and Remedies Upon Default.

                  (a) Remedies Upon Default. On the occurrence of an Event of Default, Landlord may pursue any one or more of the following remedies without any notice or demand whatsoever, except as otherwise indicated:

                           (i)  Lease Termination.  Terminate this Lease by
giving written notice of termination to Tenant, in which event Tenant shall immediately surrender the Project to Landlord. If

Tenant fails to so surrender the Project, then Landlord may, without prejudice to any other remedy it has for possession of the Project or arrearages in Rent or other damages, re-enter and take possession of the Project and expel or remove Tenant and any other person occupying the Project or any part thereof, without being liable for any damages, whether caused by the negligence of Landlord or otherwise, all of which damages are hereby waived by Tenant.

                           (ii)    Reletting.  Landlord may re-enter and take
possession of the Project without terminating this Lease and without being liable for any damages, whether caused by the negligence of Landlord or otherwise (all of which damages are hereby waived by Tenant), and relet the Project and apply the rent received to the account of Tenant. No reletting by Landlord is considered to be for its own account unless Landlord has notified Tenant in writing that this Lease has been terminated. Landlord may relet the Project on whatever terms and conditions Landlord, in its sole discretion, deems advisable. Landlord's action under this Subsection 16.2(a)(ii) is not considered an acceptance of Tenant's surrender of the Project unless Landlord so notifies Tenant in writing.

                           (iii)   Landlord Performance of Tenant's Obligations.
Re-enter the Project without terminating this Lease and without being liable for any damages, whether caused by the negligence of Landlord or otherwise, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant shall pay to Landlord, on demand, the expenses incurred by Landlord in effecting compliance with Tenant's obligations under this Lease, plus interest thereon at the rate provided in Section 16.4 until repaid.

                  (b) Tenant Payments. Upon the occurrence of an Event of Default by Tenant with respect to which Landlord elects to either terminate this Lease or terminate Tenant's possession of the Project without terminating this Lease (and without limiting Tenant's obligations provided elsewhere in this Lease, including under Subsection 16.2(c) below):

                           (i)      Until Landlord relets the Project, Tenant
shall pay to Landlord, by the first day of each calendar month, the amount owed by Tenant under this Lease. After the Project has been relet by Landlord, Tenant shall pay to Landlord, on the 20th day of each calendar month, the difference between the amount owed by Tenant under this Lease and the amount actually collected by Landlord for that month. If Landlord brings suit to collect a deficiency, Landlord may allow the deficiency to accumulate and may bring an action on several or all of the accrued deficiencies at one time. No suit shall prejudice Landlord's right to bring a similar action for any deficiency or deficiencies that arise later. Any amount collected by Landlord for any calendar month from subsequent tenants which exceeds the amounts owed by Tenant shall be credited to reduce Tenant's future liability in a calendar month for which the amount collected by Landlord is less than the amount owed by Tenant, as Tenant's sole right to that excess.

                           (ii)     Tenant shall pay to Landlord in cash on
demand an amount equal to all "Reimbursable Costs" (as hereinafter defined) for which Tenant has not yet vested (as defined below), and any remaining rental abatement and/or other concessions, if any, that have not yet accrued under this Lease shall terminate. "Reimbursable Costs" means the total of: the aggregate dollar value of all rental abatements, if any, that Tenant has received with respect to this Lease; any amount paid by Landlord for tenant leasehold improvements in the Project or any reimbursements of same; and the aggregate dollar amount that has been paid to or on behalf of Tenant under this Lease, including any brokerage commission paid or payable by Landlord with respect to this Lease. Because the Reimbursable Costs were incurred by Landlord in reliance on Tenant's full performance under this Lease, Tenant acknowledges that Landlord will be damaged on Tenant's default in an amount equal to the aggregate dollar value of the Reimbursable Costs for which Tenant has not yet vested, in addition to (and not in lieu of) any other damages suffered by Landlord. Tenant shall vest as to Reimbursable Costs at the rate of (A) 100% divided by the number of months in the initial Term for which Tenant is obligated to pay full rent multiplied by (B) the number of months for which Tenant has paid full rent and is not otherwise in default hereunder. No vesting shall occur for any month for which Tenant has not paid rent or in which Tenant is otherwise in default hereunder. (For example, if Tenant is obligated to pay full rent for 50 months, then Tenant shall vest hereunder at the rate of 2% for each month for which Tenant pays full rent and is not otherwise in default hereunder.)

                  (c) Measure of Certain Damages. In all events, Tenant is liable for all damages of whatever kind or nature, direct or indirect, suffered by Landlord as a result of the occurrence of an Event of Default. If Tenant fails to promptly pay Landlord for the damages suffered, Landlord may pursue a monetary recovery from Tenant. Included among those damages are all expenses incurred by Landlord in repossessing the Project (including increased insurance premiums resulting from Tenant's vacancy), all expenses incurred by Landlord in reletting the Project (including those incurred for advertisements and brokerage fees and needed repairs, remodeling and replacements), all concessions granted to a new tenant on a reletting, all losses incurred by Landlord as a result of Tenant's default, a reasonable allowance for Landlord's administrative costs attributable to Tenant's default, and all reasonable attorney's fees and expenses incurred by Landlord in enforcing any of Landlord's rights or remedies against Tenant.

                  (d) No Election of Remedies. Pursuit of any of the foregoing remedies does not constitute an irrevocable election of remedies nor preclude pursuit of any other remedy provided elsewhere in this Lease or by applicable law, and none is exclusive of another unless so expressly provided in this Lease or by applicable law. Likewise, forbearance by Landlord to enforce one or more of the rights or remedies available to it upon an Event of Default does not constitute a waiver of that default or of the right to exercise that right or remedy later or of any rent, damages or other amounts due to Landlord hereunder.

                  (e)      [Intentionally Deleted]

         16.3 Late Charge. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid on or before the date the same is due, an amount equal to five percent (5%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof.

         16.4 Interest. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the lesser of (a) the rate per annum which shall from day to day be equal to the sum of three percent (3%) plus the variable rate of interest announced by The Bank of Boston as of such date as its base or prime rate of interest, each change in such rate to become effective, without notice, on the effective date of each change in such quoted rate, or the (b) the maximum rate of interest permitted to be contracted for by applicable law. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease.

         16.5 Remedies Cumulative. All rights, privileges and elections or remedies of the parties are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

         16.6 Bankruptcy. If at any time during the term of this Lease there shall be filed by or against Tenant or Guarantor in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of the property of Tenant or Guarantor, or if a receiver or trustee takes possession of any of the assets of Tenant or Guarantor, or if the leasehold interest herein passes to a receiver, or if Tenant or Guarantor makes an assignment for the benefit of creditors or petitions for or enters into an arrangement (any of which are referred to herein as "a Bankruptcy Event"), then the following provisions shall apply:

                  (a) In all events any receiver or trustee in bankruptcy of Tenant or Guarantor as debtor in possession ("Debtor") shall either expressly assume or reject this Lease (with respect to Tenant's bankruptcy) or the Guaranty (with respect to Guarantor's bankruptcy) within sixty (60) days following the entry of an "Order for Relief."

                  (b) In the event of an assumption of the Lease or the Guaranty by a Debtor, receiver, or trustee, such Debtor, receiver, or trustee shall immediately after such assumption (i) cure any default or provide adequate assurances that defaults will be promptly cured; and (ii) compensate Landlord for actual pecuniary loss or provide adequate assurances that compensation will be made for actual pecuniary loss; and (iii) provide adequate assurance of future performance.

                  (c) If an Event of Default has occurred, the party assuming the Lease or Guaranty, as applicable, may not require Landlord to provide services or supplies incidental to the Lease before its assumption by such trustee or Debtor, unless Landlord is compensated under the terms of the Lease or Guaranty for such services and supplies provided before the assumption of such Lease or Guaranty.

                  (d) Landlord specifically reserves any and all remedies available to Landlord in Article 16 hereof or at law or in equity in respect of a Bankruptcy Event by Tenant or Guarantor to the extent such remedies are permitted by law, and the occurrence of any Bankruptcy Event shall constitute an additional Event of Default under this Lease.

                              ARTICLE 17: EXPANSION

         During the Initial Term of this Lease, it is hereby agreed and understood that in the event Tenant requires additional warehouse space and intends to vacate the Premises, and Landlord and Tenant execute a new lease agreement for a larger space, this Lease may, at Tenant's option, be canceled as of the commencement date of the new lease covering the larger space, provided that no Event of Default has occurred hereunder and that Tenant delivers the Premises to Landlord in the condition required by this Lease including, but not limited to, payment of all accrued taxes and insurance and other charges. Upon such cancellation, the parties shall be released from any further obligations hereunder, except with respect to liabilities and obligations accrued prior to such cancellation and the provisions hereof which expressly survive termination of this Lease.

                ARTICLE 18: TRANSFERS BY LANDLORD AND CURE RIGHTS

         18.1 Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interests of Landlord in and to this Lease. Notwithstanding the foregoing, in the event of a sale or conveyance of the Project, the selling Landlord shall not be released from its obligation to return the Security Deposit to Tenant as and to the extent required hereby unless and until the successor owner of the Project assumes such obligation. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.

         18.2 Cure Rights. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant, at Tenant's sole cost and expense, and without any abatement of Rent. If Tenant shall fail to pay any sum of money other than Rent, required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for five (5) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of the Tenant, make any such payment or perform any such act on the Tenant's part to be made or performed. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the rate provided in Section 16.4 of this Lease from the date of such payment by the Landlord and shall be payable to Landlord on demand, and Tenant covenants to pay such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same right and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

         18.3 Waiver of Certain Damages. In no event shall Landlord be liable to Tenant for any punitive, exemplary or consequential damages, and Tenant hereby waives and releases any right or claim Tenant may have to same.

                        ARTICLE 19: INTENTIONALLY DELETED

                            ARTICLE 20: MISCELLANEOUS

         20.1 Limitation. Tenant shall look solely to Landlord's interest in the Project for recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if it is a corporation, its directors, officers or shareholders, or if Landlord is a trust, its trustees, officers and employees, or it Landlord is a limited liability company or other entity, its members or managers or owners, shall never be personally liable for any such judgment. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project. Tenant acknowledges that no trustee, shareholder, officer, employee or agent of Landlord shall be held for any personal liability, jointly or severally, for any obligation of or claim against Landlord.

         20.2 Quiet Enjoyment. Landlord represents that it has full right and authority to enter into this Lease and that Tenant, upon paying the Rent and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

         20.3 Waiver. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver of Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

         20.4 Notices. Each provision of this Lease or of any Governmental Requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

                  (a) All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

                  (b) All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

         20.5 Attorneys' Fees. In the event of any litigation or arbitration proceeding between the parties with respect to this Lease, then all costs and expenses including, without limitation, all reasonable professional fees such as appraisers', accountants' and attorneys' fees, incurred by the prevailing party therein shall be paid or reimbursed by the other party.

         20.6 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

         20.7 Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strike, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of such party. The foregoing provision shall not in any event apply to relieve Tenant of its obligation to pay Rent or other amounts as and when required hereby, and notwithstanding the occurrence of any force majeure matters.

         20.8 Reference. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.

         20.9 Time of the Essence. Time is of the essence regarding this Lease and all of its provisions.

         20.10 Governing Law. This Lease shall in all respects be governed by the laws of the State in which the Land is located.

         20.11 Integration. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the

Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. All references to this Lease shall include all exhibits attached hereto.

         20.12 Modifications. This Lease may not be modified except by a written instrument by the parties hereto.

         20.13 Severability. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

         20.14 Counterparts. This Lease may be executed on one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement.

         20.15 Lease Effective Date. Submission of this instrument for examination or signature by Tenant does not constitute a reservation or option for lease, and it is not effective as a lease or otherwise until execution by Landlord and Tenant.

         20.16 Brokers. Landlord and Tenant hereby represent and warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except Trammell Crow Dallas/Fort Worth, Inc. (the "Broker"), and that they know of no real estate broker or agent other than the Brokers who are entitled to a commission in connection with this Lease. Landlord shall pay the Brokers pursuant to separate written agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any other real estate broker or agent.

         20.17 Additional Architectural Fees. In addition to the Allowance described in Section 2.6 of this Lease, Landlord shall contribute up to an additional $15,000 to pay for Tenant's additional architectural work for the Premises to be performed by Centek.

         20.18 Offer. Execution and delivery of this Lease by Landlord constitutes an offer to lease the Premises on the terms contained herein. The offer will be irrevocable until 5:00 p.m. Dallas time, Thursday, January 8, 1998 (the "Expiration Date"). In the event Tenant has not countersigned and delivered four (4) counterparts of this Lease to Landlord on or before the Expiration Date, this Lease will be null and void without further action of the parties. Delivery by Tenant of a copy of the fully executed Lease by facsimile transmission on or before the Expiration Date, followed by delivery on the next business day of four original executed counterparts of this Lease, shall constitute Tenant's acceptance as of the date of the facsimile transmission.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD                                      TENANT

EBP 2. LTD.,                                  DEY LABORATORIES, L.P.,
a Texas limited partnership                   a Delaware limited partnership

By:        MIT Unsecured, Inc.                By:    DEY LABORATORIES, INC.,
           a California corporation.                 a Delaware corporation.

           the general partner                the general partner

By:        /s/ Timothy B. Keith               By:    /s/ G. Michaud 1/5/98
           ------------------------                  ---------------------
Name:          Timothy B. Keith               Name:      G. Michaud
           ------------------------                  ---------------------
Title:     Vice President                     Title: V.P. Operations
           ------------------------                  ---------------------

                                    EXHIBIT A

                                Legal Description

BEING, a 6.166 acre tract of and out of the William Perrin Survey, Abstract No. 708 and the Rufus Sewell Survey, Abstract No. 875, Collin County, Texas and being part of Lot 1B, Block 1, Enterprises Addition No. 2, an addition to the City of Allen, Texas according to the plat recorded at County Clerk No. 96-0100363 of the Deed Records of Collin County, Texas and in Volume J, Page 479 of the Plat Records of Collin County, Texas; said 6.166 acre tract being more particularly described as follows:

COMMENCING at a 1/2-inch iron rod found at the intersection of the south right-of-way line of Bethany Drive (a 110-foot wide right-of-way) with the east right-of-way line of Enterprise Boulevard (a 60-foot wide right-of-way); said point being the westernmost corner of Lot 1A, Block 1, Enterprises Addition No. 2, an addition to the City of Allen, Texas according to the plat recorded in Volume J, Page 562 of the Plat Records of Collin County, Texas;

THENCE, in a southerly direction, along the said east line of Enterprise Boulevard and the west line of said Lot 1, the following three (3) calls:

         South 20 degrees, 33 minutes, 10 seconds East, a distance of 153.71 feet to a 1/2-inch iron rod found at the beginning of a curve to the right whose center bears South 69 degrees, 26 minutes, 50 seconds West, a distance of 180.00 feet from said point;

         Along said curve to the right, through a central angle of 34 degrees, 36 minutes, 10 seconds, an arc distance of 108.71 feet to a 1/2-inch iron rod found at the end of said curve;

         South 14 degrees, 03 minutes. 00 seconds West, continuing along the said east line of Enterprise Boulevard, at a distance of 69.64 feet passing a 1/2-inch iron rod with "Pacheco Koch" cap found at the northwest corner of said Lot 1B, in all a distance of 452.32 feet to a 1/2-inch iron rod with "Pacheco Koch" cap set at the POINT OF BEGINNING; said point being in the west line of said Lot 1B;

THENCE, South 75 degrees, 57 minutes, 00 seconds East, departing the said east line of Enterprise Boulevard and the said west line of Lot 1B, a distance of
34.83 feet to a 1/2-inch iron rod with "Pacheco Koch" cap set at an angle point;

THENCE, South 68 degrees, 03 minutes, 17 seconds East, a distance of 715.64 feet to a 1/2-inch iron rod with "Pacheco Koch" cap set in the west right-of-way line of Southern Pacific Railroad (a 100-foot wide railroad right-of-way); said point also being in the east line of said Lot 1B;

THENCE, South 21 degrees, 56 minutes, 43 seconds West, along the said west line of Southern Pacific Railroad and the said east line of Lot 1B, a distance of
249.82 feet to a 1/2-inch iron rod found at an angle point;

THENCE, South 22 degrees, 08 minutes, 57 seconds West, continuing along the said west line of Southern Pacific Railroad and the said east line of Lot 1B, a distance of 123.91 feet to a 1/2-inch iron rod with "Pacheco Koch" cap found for corner; said point being the southeast corner of said Lot 1B;

THENCE, North 68 degrees, 03 minutes, 17 seconds West, departing the said west line of Southern Pacific Railroad and along the south line of said Lot 1B, a distance of 684.35 feet to a 1/2-inch iron rod with

"Pacheco Koch" cap found for corner in the said east line of Enterprise Boulevard; said point being the southwest corner of said Lot 1B;

THENCE, North 11 degrees, 30 minutes, 00 seconds East, along the said east line of Enterprise Boulevard and the west line of said Lot 1B, a distance of 315.97 feet to a 1/2-inch iron rod found at an angle point;

THENCE, North 14 degrees, 03 minutes, 00 seconds East, continuing along the said east line of Enterprise Boulevard and the said west line of Lot 1B, a distance of 58.77 feet to the POINT OF BEGINNING;

CONTAINING 268,597 square feet or 6.166 acres of land, more or less.

                                    EXHIBIT B

              General Outline of the Building, Project and Premises

                                    EXHIBIT B

                    [Map of Building, Project and Premises]

                                   EXHIBIT B-1

                             Outline Specifications

                                   Exhibit B-1

                Tract 'B' - Allen, Texas - Outline Specification



Clear Height                          24' to Bottom of Joist (not Girder)

Bay Size                              40' X 40'

Dock Height                           48"

Truck Court                           Shared 200' with Building 'A'

Site
  Truck Paving/Drives                 6"
  Car Paving/Walks                    5"
  Landscape                           As per City of Allen requirements

Building Slab                     -   4000 PSI - 6"
                                  -   Ff 35, Fl 25 minimum
                                  -   Seal w/Lipidolith Sealer

Building Structure/Skin           -   Tilt panels - smooth w/revels & painted accent band, interior is unfinished.
                                  -   Bar joist and 1 1/2" metal deck, both w/aluminum primer
                                  -   Storefront @ "Office Entry" 1/4" single pane glass
                                  -   Mezzanine (7,000 sq. ft. with elevator)

Roof                              -   4 ply asphalt, type IV felts - FM I-60 rating
                                  -   2 year system guarantee, 10 year membrane guarantee
                                  -   4' x 8' Skylights in alternating structural bays
                                  -   R-10 Insulation Value built-in
                                  -   Vulcraft off/white deck (coated underneath)
Equipment                         -   9' x 10' dock doors w/ Bumpers (22 total)
                                  -   Steps and personnel doors as per plan and bollards @ all dock doors

Mechanical Systems
           HVAC                       Finish allowance item

Fire Protection                       Automatic wet sprinkler, ESFR designed per State Board of Insurance specifications including a fire pump. Rack sprinklers NIC.

Electrical Systems                -   House panel for exterior wall packs, & fire pump.


                                    EXHIBIT C

                                  Sign Criteria

                                    EXHIBIT C

                           [Graphic of Sign Criteria]

                                GUARANTY OF LEASE

         In consideration of EBP 2, LTD., a Texas limited partnership ("Landlord"), entering into that certain Net Lease (the "Lease") dated as of December 31, 1997, by and between Landlord and DEY LABORATORIES, L.P., a Delaware limited partnership ("Tenant"), and the benefits to be derived by Tenant and the undersigned, DEY LABORATORIES, INC., a Delaware corporation ("Guarantor"), Guarantor hereby unconditionally guarantees to Landlord the absolute, complete and punctual performance of the agreements of Tenant contained in the Lease including, without limitation, the timely payment of all rent and all other sums now or hereafter owed by Tenant to Landlord thereunder. The obligation of Guarantor hereunder is an absolute, unconditional, continuing guarantee of payment and performance by Tenant and will not terminate until Tenant has paid in full all amounts owing to Landlord and performed all of Tenant's obligations under the Lease.

         Tenant hereby acknowledges and agrees that Landlord required, as a condition to Landlord's execution of the Lease, that Guarantor execute this Guaranty, and Guarantor, by virtue of Guarantor's interest in and relationship with Tenant, hereby deems it to be in Guarantor's best interest (based on sound business judgment and the fact that valuable, direct benefits will be derived by Guarantor by virtue of the Lease) to execute and deliver to Landlord this Guaranty.

         Guarantor hereby acknowledges and agrees that Guarantor's liability hereunder will not be released, reduced, impaired or affected by the occurrence of any event save Tenant's full performance including, but not limited to, any one or more of the following events: Landlord's obtaining collateral from Tenant or any other person to secure payment or performance under the Lease; any assumption of liability by any other person (whether as guarantor or otherwise) for payment or performance under the Lease; any release, surrender, exchange, loss, termination, waiver or other discharge of any collateral securing payment or performance under the Lease; any subordination, relinquishment or discharge of Landlord's rights relating to the Lease or any collateral described therein; any full or partial release from liability of Tenant or any other person or entity now or hereafter liable for payment or performance under the Lease; any dissolution, termination, death, insolvency, bankruptcy, reorganization, disability, discharge, waiver or other exoneration of Tenant or any other person or entity now or hereafter liable for payment or performance under the Lease; any assignment or sublease by Tenant with respect to the Lease; any assignment by Landlord; any renewal, extension, modification or amendment from time to time of the Lease or any one or more of the terms of the Lease; any failure, delay, waiver or refusal by Landlord to exercise any right or remedy held by Landlord under the Lease or by law; any sale, encumbrance, transfer or other modification of Tenant's interest under the Lease; any invalidity, unenforceability or insufficiency of the entirety of or any one or more of the terms of the Lease or any collateral securing payment or performance thereunder; or any failure of Guarantor to receive notice of any one or more of the foregoing actions or events.

         Guarantor waives diligence, presentment, protest, notice of dishonor, demand for payment, notice of non-payment or non-performance, notice of acceptance of this Guaranty and all other notices of any nature in connection with the exercise of Landlord's right under the Lease or this Guaranty. Guarantor waives all rights to setoffs and counterclaims against Landlord and agrees that any rights which Guarantor might now or hereafter hold against Tenant will be subordinate, junior and inferior to all rights which Landlord might now or hereafter hold against Tenant.

         In addition to all other sums due and owing by Guarantor hereunder, Guarantor shall pay to Landlord upon demand all reasonable costs and expenses incurred by Landlord in endeavoring to enforce this Guaranty.

         This Guaranty is an irrevocable, absolute, continuing guarantee of payment and not a guarantee of collection. This Guaranty may not be revoked by Guarantor without Landlord's prior written consent and

Guaranty of Lease - Page 1
shall continue to be effective with respect to sums due under the Lease arising after any attempted revocation by Guarantor.

         This Guaranty is binding on Guarantor and the successors and assigns of Guarantor and will inure to the benefit of Landlord and the successors and assigns of Landlord. Guarantor consents to the assignment of all or any portion of the rights of Landlord under the Lease without notice to Guarantor.

         If Guarantor consists of more than one person, this Guaranty is jointly and severally binding on each Guarantor.

         IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and date set forth above.

                                             DEY LABORATORIES, INC.,
                                             a Delaware corporation

                                             By: /s/ G. Michaud 1/5/98
                                                 Name:  G. Michaud
                                                 Title: V.P. Operations


Guaranty of Lease - Page 2